Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Liberty Media Debenture-Backed
Series 2001-32
*CUSIP:        21988G593       Class     A-1
               21988GBE5       Class     A-2

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 1, 2005.

INTEREST ACCOUNT
----------------


Balance as of    February 1, 2005.....                                    $0.00
         Scheduled Income received on securities.....             $5,280,000.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Distribution to Class A-1 Holders.....                  -$5,279,999.38
         Distribution to Class A-2 Holders.....                          -$0.00
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.62
Balance as of    August 1, 2005.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of    February 1, 2005.....                                    $0.00
         Scheduled principal payment received on securities.....          $0.00

LESS:
       Distribution to Holders.....                                      -$0.00
Balance as of    August 1, 2005.....                                      $0.00


            UNDERLYING SECURITIES HELD AS OF     August 1, 2005

           Principal
            Amount                      Title of Security
           ---------                    -----------------

         $128,000,000        Liberty Media Corporation 8.25% Senior Debentures
                             due February 1, 2030
                             *CUSIP:        530715AJ0

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.